UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (713) 351-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes due 2019

Overview

On November 9, 2015, LSB Industries, Inc. (the “Company”) issued 12.0% senior secured notes due 2019 in an aggregate principal amount of $50,000,000 (the “Notes”) pursuant to a note purchase agreement (the “Note Purchase Agreement”) dated as of November 9, 2015, among the Company, the subsidiaries of the Company party thereto as guarantors (the “Guarantors”) and LSB Funding LLC (the “Purchaser”), in a private placement exempt from registration under the Securities Act of 1933, as amended.

The Notes were issued with a 12.0% annual interest rate that may be increased under limited circumstances by notice given no later than December 1, 2015 up to a maximum annual interest rate of 13.5%. Interest on the Notes will be payable semi-annually in arrears on February 1 and August 1 of each year. The Notes will mature in August 2019, and the Company has the right to redeem the notes beginning August 2016 at 106%, August 2017 at 103%, and after August 2018 at par. The Notes are secured on a pari passu basis with the same collateral securing the Company’s existing $425 million aggregate principal amount of 7.75% Senior Secured Notes issued in 2013 (the “Indenture Notes”), and the Notes have covenants and events of default that are substantially similar to those applicable to the Indenture Notes.

The Company intends to use the net proceeds from the sale of the Notes primarily for the completion of construction of an ammonia plant, nitric acid plant and concentrator at its chemical facility located in El Dorado, Arkansas.

The following is a brief description of the terms of the Notes and the Note Purchase Agreement. Capitalized terms used herein, but not defined herein, will have the meanings given to them in the Note Purchase Agreement.

Ranking, Guarantees and Collateral

The Notes and the guarantees thereof are senior secured obligations of the Company and the Guarantors and rank pari passu in security with the holders of the Indenture Notes, subject to the post-closing delivery of mortgages securing the Notes.

The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by the Company’s current and future domestic restricted subsidiaries. Such Guarantees are subject to release under specified circumstances.

The Notes and the Guarantees, except with respect to the unsecured Guarantee issued by Zena Energy, L.L.C. (the “Unsecured Guarantee”), are secured, subject to certain exceptions and permitted liens, (a) on a first-priority basis by a substantial portion of the Company’s and certain Guarantors’ assets (other than the assets securing the Company’s Working Capital Revolver (defined below)), subject to certain exceptions and permitted liens (collectively, the “Notes Priority Collateral”), and (b) on a second-priority basis by certain of the Company’s and certain Guarantors’ assets (other than certain general intangibles) that secure the Company’s senior secured working capital facility (the “Working Capital Revolver”), including accounts receivable, inventories and certain other related asset proceeds thereof, subject to certain exceptions and permitted liens (collectively, the “ABL Priority Collateral” and together with the Notes Priority Collateral, the “Collateral”). Such Collateral is subject to release under specified circumstances.

Optional Redemption

The Company may, at its option at any time and from time to time beginning August 1, 2016, redeem some or all of the Notes at a redemption price equal to 106% of the principal amount thereof plus accrued and unpaid interest to the redemption date, beginning August 1, 2017, at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest to the redemption date, and beginning August 1, 2018, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

In addition, on or prior to August 1, 2016, the Company may, at its option, redeem up to 35% of the Notes issued under the Note Purchase Agreement with the proceeds from certain equity offerings at a redemption price equal to 112% of the principal amount thereof plus accrued and unpaid interest to the redemption date, subject to certain conditions as described in the Note Purchase Agreement.

At any time and from time to time prior to August 1, 2016, the Company may at its option redeem some or all of the Notes at 100% of the principal amount thereof plus the Applicable Premium (as defined in the Note Purchase Agreement) as of, and accrued and unpaid interest to, the redemption date.

Asset Sale Offers

Upon the occurrence of specific types of asset sales, the Purchaser will, subject to certain limitations, exceptions and reinvestment rights, have the right to require the Company to make offers to redeem the Purchaser’s Notes (on a pro rata basis with the Indenture Notes) with some or all of the proceeds of such asset sales at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. The proceeds of certain Major Asset Sales (as defined in the Note Purchase Agreement) will not be permitted to be reinvested or used for other purposes before the Company is required to make redemption offers with respect thereto.

Change of Control Offer

Upon the occurrence of specific types of changes of control, the Purchaser will have the right to require the Company to redeem some or all of the Purchaser’s Notes (on a pro rata basis with the Indenture Notes) at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

Covenants

The Note Purchase Agreement contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into sale/leaseback transactions;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Company; and

•	transfer or sell assets.

Such covenants are subject to a number of various limitations and exceptions.

Events of Default

The Note Purchase Agreement also provides for events of default the occurrence of which would, depending on the type of event of default, permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately.

The foregoing description of the Note Purchase Agreement is included to provide you with a summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Working Capital Revolver Loan

On November 9, 2015, the Company and each of the Company’s subsidiaries signatory thereto entered into Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement (the “Amendment”), with the lender identified on the signature pages thereof and Wells Fargo Capital Finance, LLC (“Wells Fargo”), as the arranger and administrative agent. The Amendment, which is dated effective as of November 9, 2015, amends the Company’s existing $100 million Working Capital Revolver.

Among other things, the Amendment amends the Working Capital Revolver as follows:

•	Expand the scope of and increase the basket of Permitted Purchase Money Indebtedness to the greater of (x) $35,000,000 and (y) 5.5% of the total consolidated assets of the Company and its subsidiaries as reflected on their consolidated balance sheet in accordance with GAAP, and to permit the prepayment of Permitted Purchase Money Indebtedness;

•	Exclude from the debt and lien covenants the financing of insurance premiums in the ordinary course of business, not in excess of the amount of such premiums;

•	Reduce the frequency of collateral reporting in the event that excess availability under the Working Capital Revolver falls below $30,000,000 from daily to weekly; and

•	Modify the definition of Continuing Directors to remove from such definition the exclusion of any individual originally proposed for election in opposition to the Board of Directors in office at the original closing date of the Working Capital Revolver in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the Company (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

The Working Capital Revolver continues to provide (a) that advances are based on specified percentages of eligible accounts receivable and inventories (b) for the issuance of up to $15 million of letters of credit, the outstanding amount of which reduces availability under the Working Capital Revolver Loan, and (c) that the maturity date is April 13, 2018.

The foregoing description of the Amendment is included to provide you with a summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Joinder Agreement to Intercreditor Agreement

On November 9, 2015, the Purchaser entered into a joinder agreement (the “Intercreditor Joinder Agreement”), by and among the Purchaser, the Company, the Guarantors (other than Zena), UMB Bank, n.a., as collateral agent for the Indenture Note holders (“UMB”), and Wells Fargo as agent for the lenders under the Working Capital Revolver, pursuant to which the Purchaser joined the intercreditor agreement dated August 7, 2013, by and among the Company, the Guarantors (other than Zena), UMB and the ABL Agent, in the capacity of an “Other Pari Passu Lien Obligations Agent” for itself and the other holders of the Notes.

The foregoing description of the Intercreditor Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Joinder Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Joinder Agreement to Security Agreement

On November 9, 2015 the Purchaser entered into a joinder agreement (the “Security Joinder Agreement”), by and among the Purchaser, the Company, the Guarantors (other than Zena), UMB and Wells Fargo, pursuant to which the Purchaser joined and became a secured party under the security agreement dated August 7, 2013, by and among the Company, such Guarantors, as grantors, and UMB, as collateral agent for the secured parties thereunder.

The foregoing description of the Security Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Joinder Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required to be disclosed under this Item 2.03 is set forth above under 1.01 and incorporated herein by reference.

Item 7.01	Regulation FD

On November 10, 2015, the Company issued a press release announcing the closing of the sale of the Notes offering disclosed in Item 1.01. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information contained in Item 7.01 and Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement, dated November 9, 2015, by and among LSB Industries, Inc., the guarantors party thereto and LSB Funding LLC.

10.2	Promissory Note, dated November 9, 2015, by LSB Industries, Inc.

10.3	Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of November 9, 2015, by and among LSB Industries, Inc., its subsidiaries identified on the signature pages thereof, the lenders identified on the signature pages thereof, and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent for the Lenders.

10.4	Joinder to Intercreditor Agreement, dated November 9, 2015, by and among LSB Funding LLC, Wells Fargo Capital Finance, Inc., as ABL Agent, UMB Bank, N.A., as Notes Agent, LSB Industries, Inc. and the guarantors party thereto.

10.5	Joinder to Security Agreement, dated November 9, 2015, by and among LSB Funding LLC, UMB Bank, N.A., as Collateral Agent, LSB Industries, Inc. and the guarantors party thereto.

99.1	Press Release, dated November 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2015

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement, dated November 9, 2015, by and among LSB Industries, Inc., the guarantors party thereto and LSB Funding LLC.

10.2	Promissory Note, dated November 9, 2015, by LSB Industries, Inc.

10.3	Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of November 9, 2015, by and among LSB Industries, Inc., its subsidiaries identified on the signature pages thereof, the lenders identified on the signature pages thereof, and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent for the Lenders.

10.4	Joinder to Intercreditor Agreement, dated November 9, 2015, by and among LSB Funding LLC, Wells Fargo Capital Finance, Inc., as ABL Agent, UMB Bank, N.A., as Notes Agent, LSB Industries, Inc. and the guarantors party thereto.

10.5	Joinder to Security Agreement, dated November 9, 2015, by and among LSB Funding LLC, UMB Bank, N.A., as Collateral Agent, LSB Industries, Inc. and the guarantors party thereto.

99.1	Press Release, dated November 10, 2015.